TRANSLATION OF ENGLISH - CHONGQING OFFICE TENANCY AGREEMENT

TENANCY AGREEMENT

PARTY A: CHONGQING GODDESS PEAK TRAVEL CO

PARTY B: EURO TECH (CHINA) LTD

A) Rights of both parties:

1) Room 704 (with an area of 25 sq.m at RMB100/sq.m/month) is rented to PARTY B for office use by PARTY A.

2) The tenancy is for one year, that is from 20/1/98 to 20/1/99. PARTY B have to paid the quarter rental fee of total RMB7,500.- Settlment time is the first 5 days of each quarter.

3) During the tenancy period, PARTY B should be responsible for the legal obligation of the business process.

4) PARTY B can renew this agreement after the expiry date.

5) Guarantee by both parties:

      5.1 PARTY B is not allowed to sub-rent ; to transfer; to take the premises as security.

      5.2 PARTY B must obtain approval from PARTY A for any innovation, addition to the premises. Upon expiry or for any reason termination of this agreement, PARTY B is not allowed to remove the addition and innovation of the premises.

      5.3 If renovation or maintenance of the premises is required, PARTY A should inform PARTY B in advance and PARTY B should closely cooperate with PARTY A.

      5.4 During the tenancy period, PARTY B should obey the laws, the security regulation of PARTY A. PARTY B should carry out his] business legally.

6) During tenancy period, if one of the parties wants to terminate this agreement he should inform the other party with one month notice and with written consent of both parties, this agreement can be terminated.

7) Responsibilities of breach of agreement:

      7.1 PARTY B is not allowed to delay payment of the rental fee, if delay occurs PARTY B should pay penalty charge to PARTY A. The penalty is 1% per day on delayed payment.

      7.2 The party who terminate this agreement prior to expiry have to pay the other party a penalty charge of 3% per day on the contracted amount.
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      7.3   If PARTY B delays payment, and still not pay after receiving a written notice within 15 days from PARTY A, PARTY A have the right to terminate this agreement and take back the premises.

8) The rental fee for telephone extension set is RMB5O.-/set. Local call is free whereas distant call is charged.

9) The rental fee for direct telephone set is RMB1000.- /set. (will not refunded after expiry of this agreement).

10) PARTY A have the right to take back the premises and forfeit all furniture and fixture inside the premises if PARTY B delay in paying the rental fee for one month and do not contact PARTY A.

11) PARTY B must pay to PARTY A as a guarantee of this agreement a deposit of RMB3,600.- The deposit will be refunded to PARTY B upon fullfillment of their responsibilities and expiry of this agreement.

12) This agreement is effect from the date the deposit is received by PARTY A.

13) This agreement is made in one set with 2 copies (both copies have the same legal status), each party holds a copy.

SIGNED BY PARTY A                SIGNED BY PARTY B



DATED: 15/1/98